Exhibit 99.1

Twist Bioscience Reports Second Quarter Fiscal 2020 Financial Results

— Strong Second Quarter Fiscal 2020 Revenues of $19.3M; Increase of 42% over Second Quarter Fiscal 2019 –

SOUTH SAN FRANCISCO, Calif. – May 7, 2020 – Twist Bioscience Corporation (NASDAQ: TWST), a company enabling customers to succeed through its offering of high-quality synthetic DNA using its silicon platform, today reported financial results and business highlights for the second quarter of fiscal 2020, ended March 31, 2020.

“In the midst of the global pandemic, we introduced our methylation product for next-generation sequencing (NGS) and expanded our product line for synbio as planned and on schedule while we concurrently leveraged our capabilities to write DNA at scale to introduce two products to help fight COVID-19,” said Emily M. Leproust, Ph.D., CEO and co-founder of Twist Bioscience. “We exceeded our revenue target for the quarter and orders continue to remain strong, even in these highly uncertain times.

Dr. Leproust continued, “In the face of a vastly changed business environment, our nimble business model and dedicated employees enable us to develop novel and valuable products for the greater good. We remain dedicated to our partnership with our customers to facilitate important research worldwide, not only against COVID-19 but for all global challenges including cancer, food insecurity and the needs of an aging population.”

FISCAL 2020 SECOND QUARTER FINANCIAL RESULTS

•	Orders: Total orders received for the second quarter of fiscal 2020 were $24.6 million, compared to $16.7 million for the same period of fiscal 2019.

•	Revenue: Total revenues were $19.3 million for the second quarter of fiscal 2020 compared to $13.6 million for the same period of fiscal 2019.

•	Cost of Revenues: Cost of revenues for the second quarter of fiscal 2020 was $13.6 million compared to $11.8 million for the same period of fiscal 2019.

•	Research and Development Expenses: Research and development expenses for the second quarter of fiscal 2020 were $10.6 million compared to $8.9 million for the same period of fiscal 2019.

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Selling, General and Administrative Expenses: Selling, general and administrative expenses for the second quarter of fiscal 2020 were $27.2 million compared to $19.1 million for the same period of fiscal 2019.

•	Net Loss: Net loss for the second quarter of fiscal 2020 was $31.8 million, or $0.85 per share, compared to $25.9 million, or $0.93 per share, for the second quarter of fiscal 2019.

•	Cash Position: As of March 31, 2020, the company had $230.1 million in cash, cash equivalents and short term investments.

“In a challenging environment we posted a strong quarter with revenues of $19.3 million and a 29.7% positive gross margin,” commented Jim Thorburn, CFO of Twist. “ With $230.1 million cash on our balance sheet and strong orders going into the current quarter, we are demonstrating the strength of our platform, proving our business model and we are responding to the disruption posed by COVID-19.”

Fiscal Second Quarter 2020 and Recent Highlights

•	Shipped products to 1,163 customers in the second quarter of fiscal 2020, versus about 650 in the same period of fiscal 2019.

•	Leveraged the Twist DNA synthesis platform to launch new products for SARS-CoV-2 testing. SARS-CoV-2 is the virus that causes COVID-19:

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Twist Synthetic SARS-CoV-2 RNA Control 1 and Control 2: Two fully synthetic SARS-CoV-2 RNA distinct reference sequences as positive controls for the development of both next-generation sequencing (NGS) and reverse transcription-polymerase chain reaction (RT-PCR) assays. These controls can be used to provide quality control for the development, verification and ongoing validation of diagnostic tests and are now included on the U.S. Food and Drug Administration (FDA) website as reference materials for SARS-CoV-2.

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Twist SARS-CoV-2 Research Panel: A target enrichment panel for viral detection and characterization of SARS-CoV-2, to be used for environmental monitoring and surveillance testing while also providing insight into full sequence information to track viral evolution and strain origin.

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Launched enhanced Clonal Genes product line expanding preparation quantities, delivery formats, buffer options as well as tube and plate options so that customers can now access larger amounts of DNA in the format suitable for their specific research needs. This offering targets the pharmaceutical, biotechnology and industrial chemistry industries.

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Introduced the Twist Targeted Methylation Sequencing Solution to study methylation pattern changes in a wide range of research fields including cancer, epigenetics and non-invasive prenatal testing for early access customers.

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Discovered antibody candidates bind with high affinity to the receptor binding domain (RBD) on the S1 spike protein on the surface of SARS-CoV-2 viral molecules as well as separate antibody candidates that bind with high affinity to the human ACE2 cellular receptor, the binding site of SARS-CoV-2 in the human body.

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Announced a collaboration with Vanderbilt University Medical Center (VUMC) to supply synthetic genes and antibodies for the development of therapies for COVID-19. In addition, Twist Biopharma, a division of Twist Bioscience, is providing custom antibody drug discovery libraries and screening the libraries for potential antibody therapeutics that would treat patients with COVID-19.

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Completed an offering of approximately 5.34 million shares of its common stock at a price of $28.00 per share, as well as an at-the-market offering, in the aggregate raising approximately $190 million in net proceeds.

Financial Guidance

Based on the unprecedented and uncertain environment, we believe it is prudent to withdraw financial guidance for fiscal 2020. As reported in our results for the first six months, we remain confident in our business and how the team has executed.

Conference Call Information

The company plans to hold a conference call and live audio webcast for analysts and investors today at 4:30 p.m. Eastern Time to discuss its financial results and provide an update on the company’s business. The call can be accessed by dialing (866) 688-0947 (domestic) or (409) 217-8781 (international) and refer to the conference ID 4075936. A telephonic replay of the conference call will be available beginning approximately four hours after the call through May 14, 2020 and may be accessed by dialing (855) 859-2056 (domestic) or (404) 537-3406 (international). The replay conference ID is 4075936. The webcast replay will be available at www.twistbioscience.com for one week after the conclusion of the call.

Given the circumstances globally, it is recommended to dial-in at most 15 to 20 minutes prior to the call start to reduce waiting times. If a participant will be listen-only, they are encouraged to listen via the webcast on Twist’s investor page.

About Twist Bioscience Corporation

Twist Bioscience is a leading and rapidly growing synthetic biology and genomics company that has developed a disruptive DNA synthesis platform to industrialize the engineering of biology. The core of the platform is a proprietary technology that pioneers a new method of manufacturing synthetic DNA by “writing” DNA on a silicon chip. Twist is leveraging its unique technology to manufacture a broad range of synthetic DNA-based products, including synthetic genes, tools for next-generation sequencing (NGS) preparation, and antibody libraries for drug discovery and development. Twist is also pursuing longer-term opportunities in digital data storage in DNA and biologics drug discovery. Twist makes products for use across many industries including healthcare, industrial chemicals, agriculture and academic research.

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Investor Relations Information

Twist uses the investor relations section on its website as a means of complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor Twist’s investor relations website in addition to following Twist’s press releases, SEC filings, and public conference calls and webcasts.

Legal Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements. All statements other than statements of historical facts contained herein are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, Twist’s expectations regarding its future financial performance, the impact of the COVID-19 pandemic on Twist’s future financial performance, Twist’s ability to address the challenges posed by the business and economic impacts of COVID-19 pandemic, diversification and revenue growth across all product categories, introduction of new products, expectations to announce new partnerships in 2020. Such forward-looking statements involve known and unknown risks, uncertainties, and other important factors that may cause Twist’s actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, the risks and uncertainties of the duration, extent and impact of the COVID-19 pandemic, including any reductions in demand for our products (or deferred or canceled orders) globally or in certain regions; the ability to attract new customers and retain and grow sales from existing customers; risks and uncertainties of rapidly changing technologies and extensive competition in synthetic biology could make the products Twist is developing obsolete or non-competitive; uncertainties of the retention of a significant customer; supply chain and other disruptions caused by the COVID-19 pandemic or otherwise; risks of third party claims alleging infringement of patents and proprietary rights or seeking to invalidate Twist’s patents or proprietary rights; and the risk that Twist’s proprietary rights may be insufficient to protect its technologies. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to Twist’s business in general, see Twist’s risk factors set forth in Twist’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC) on December 13, 2019. Additional risk factors may be described in the “Risk Factors” section of Twist’s Quarterly Report on Form 10-Q to be filed with the SEC on or about May 8, 2020. In addition, many of the foregoing risks and uncertainties are, and could be, exacerbated by the COVID-19 pandemic and any worsening of global or regional business and economic environment as a result. We cannot at this time predict the extent of the impact of the COVID-19 pandemic and any resulting business or economic impact, but it could have a material adverse effect on our business, financial condition, results of operations and cash flows. Any forward-looking statements contained in this press release speak only as of the date hereof, and Twist Bioscience specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

CONTACTS:

Investor Contact:

Argot Partners

Maeve Conneighton

212-600-1902

maeve@argotpartners.com

Media Contact:

Angela Bitting

925- 202-6211

media@twistbioscience.com

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Twist Bioscience Corporation

Condensed Consolidated Statements of Operations

(Unaudited)

(in thousands)

	Three months ended March 31,		Six months ended March 31,
	2020	2019	2020	2019
Revenues	$19,297	$13,557	$36,461	$25,049
Operating expenses:
Cost of revenues	13,564	11,789	27,356	23,646
Research and development	10,629	8,907	20,926	16,180
Selling, general and administrative	27,190	19,124	53,595	34,383
Litigation settlement	—	—	22,500	—

Total operating expenses	$51,383	$39,820	$124,377	$74,209

Loss from operations	$(32,086)	$(26,263)	$(87,916)	$(49,160)
Interest income	576	775	1,140	1,439
Interest expense	(215)	(340)	(463)	(688)
Other income (expense), net	18	(21)	(69)	(36)
Provision for income taxes	(61)	(84)	(98)	(127)

Net loss attributable to common stockholders	$(31,768)	$(25,933)	$(87,406)	$(48,572)

Net loss per common share, basic and diluted	$(0.85)	$(0.93)	$(2.49)	$(2.06)

Weighted average shares used in computing net loss per share attributable to common stockholders—basic and diluted	37,163,684	27,891,700	35,058,473	23,539,617

Twist Bioscience Corporation

Condensed Consolidated Balance Sheets

(unaudited)

(in thousands)

	March 31, 2020	September 30, 2019
Assets
Cash and cash equivalents	$184,395	$46,735
Short-term investments	45,669	91,372
Accounts receivable, net	14,831	12,104
Inventory	10,764	7,330
Prepaid expenses and other current assets	4,546	2,594

Total current assets	260,205	160,135
Property and equipment, net	23,266	20,835
Operating lease right-of-use assets	35,853	—
Other non-current assets	4,548	6,024

Total assets	$323,872	$186,994

Current liabilities
Accounts payable	$6,932	$9,760
Accrued liabilities	12,116	16,444
Current portion of long-term debt	3,333	3,333
Current portion of operating lease liabilities	7,777	—
Other current liabilities	52	817

Total current liabilities	30,210	30,354
Operating lease liabilities, net of current portion	26,440	—
Long-term debt, net of current portion	2,925	4,400
Other non-current liabilities	95	158

Total liabilities	59,670	34,912
Redeemable convertible preferred stock	—	—

Total stockholders’ equity (deficit)	$264,202	$152,082

Total liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)	$323,872	$186,994